UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 17, 2007

Energy Future Holdings Corp.

(formerly TXU Corp.)

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Texas Competitive Electric Holdings Company LLC

(formerly TXU Energy Company LLC)

(Exact name of registrant as specified in its charter)

Delaware	333-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed jointly by Energy Future Holdings Corp., formerly named TXU Corp. (“EFH”), and its subsidiary, Texas Competitive Electric Holdings Company LLC, formerly named TXU Energy Company LLC (“TCEH”), on October 17, 2007 to update certain information regarding the businesses of EFH and TCEH that has been prepared in connection with certain financing activities. Except as specifically set forth herein, this Current Report on Form 8-K/A does not amend or update the Current Report on Form 8-K filed by EFH and TCEH on October 17, 2007. This Current Report on Form 8-K/A is being filed jointly by EFH and TCEH. All of the information contained in Exhibit 99.3 and Exhibit 99.4 is being furnished by EFH. TCEH is furnishing only the information contained in Exhibit 99.4.

Item 7.01. Regulation FD Disclosure

Furnished herewith as Exhibit 99.3 and Exhibit 99.4 is certain updated information regarding the businesses of EFH and TCEH, respectively, that has been prepared in connection with certain financing activities.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.3	Updated Information regarding Energy Future Holdings Corp.

	99.4	Updated Information regarding Texas Competitive Electric Holdings Company LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: October 30, 2007